Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-8 No. 333-150710) pertaining to the Company’s 2008 Omnibus Incentive Plan,
(2)    Registration Statement (Form S-8 No. 333-173883) pertaining to the Company’s 401(K) Savings Plan Plus,
(3)    Registration Statement (Form S-8 No. 333-183115) pertaining to the Company’s 2008 Omnibus Incentive Plan, as amended and restated April 2, 2012,
(4)    Registration Statement (Form S-8 No. 333-211357) pertaining to the Company’s 2016 Omnibus Incentive Plan,
(5)    Registration Statement (Form S-8 No. 333-238564) pertaining to the Company’s 2020 Omnibus Incentive Plan,
(6)    Registration Statement (Form S-8 No. 333-266526) pertaining to the Company’s 2020 Omnibus Incentive Plan, as amended June 7, 2022, and
(7)    Registration Statement (Form S-3 No. 333-253236) of the Company

of our reports dated March 1, 2023, with respect to the consolidated financial statements of Enovis Corporation and the effectiveness of internal control over financial reporting of Enovis Corporation included in this Annual Report (Form 10-K) of Enovis Corporation for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 1, 2023